                                                                                                          EXHIBIT 11
                                                                                                         PAGE 1 OF 2

FAMILY DOLLAR STORES, INC.
STATEMENT RE COMPUTATIONS OF PER SHARE EARNINGS

                                                                  QUARTER ENDED                    QUARTER ENDED
AS PRESENTED                                                       June 2, 2001                     MAY 27, 2000
------------                                              -----------------------------     -----------------------------
                                                              BASIC         DILUTED            BASIC         DILUTED
                                                          ------------     ------------     ------------   --------------
AVERAGE SHARES OUTSTANDING                                 171,740,023      171,740,023      171,133,686      171,133,686

NET INCOME                                               $  53,488,976    $  53,488,976    $  50,130,922    $  50,130,922

NET INCOME PER SHARE                                     $         .31    $         .31    $         .29    $         .29

PRO FORMA DILUTION IMPACT OF COMMON STOCK EQUIVALENTS

ADDITIONAL WEIGHTED AVERAGE SHARES FROM
   ASSUMED EXERCISE AT THE BEGINNING
   OF THE YEAR OF DILUTIVE STOCK OPTIONS                                      4,751,582                         4,039,711

WEIGHTED AVERAGE SHARES ASSUMED REPURCHASED FROM
   ASSUMED PROCEEDS OF EXERCISES USING TREASURY STOCK
   METHOD (AVERAGE MARKET PRICE)                                             (3,463,040)                       (3,062,954)
                                                                             ----------                        ----------

NET PRO FORMA COMMON STOCK
   EQUIVALENT INCREMENTAL SHARES                                              1,288,542                           976,757

PERCENTAGE DILUTION FROM PRO FORMA COMMON
   STOCK EQUIVALENT INCREMENTAL SHARES                                              .75%                              .57%

TOTAL COMMON STOCK AND COMMON
   STOCK EQUIVALENTS                                                        173,028,565                       172,110,443

NET INCOME                                                               $   53,488,976                     $  50,130,922

PRO FORMA NET INCOME PER SHARE (INCLUDING DILUTIVE
   COMMON STOCK EQUIVALENTS)                                             $          .31                     $         .29

                                                                                                          EXHIBIT 11
                                                                                                         PAGE 2 OF 2

FAMILY DOLLAR STORES, INC.
STATEMENT RE COMPUTATIONS OF PER SHARE EARNINGS

                                                              THREE QUARTERS ENDED             THREE QUARTERS ENDED
AS PRESENTED                                                      June 2, 2001                      MAY 27, 2000
------------                                              -----------------------------     -----------------------------
                                                              BASIC        DILUTED               BASIC        DILUTED
                                                          ------------  ---------------     ------------   --------------
AVERAGE SHARES OUTSTANDING                                 171,458,708      171,458,708      171,873,775      171,873,775

NET INCOME                                               $ 155,404,742    $ 155,404,742    $ 141,695,055    $ 141,695,055

NET INCOME PER SHARE                                     $         .91    $         .91    $         .82    $         .82

PRO FORMA DILUTION IMPACT OF COMMON STOCK EQUIVALENTS

ADDITIONAL WEIGHTED AVERAGE SHARES FROM
   ASSUMED EXERCISE AT THE BEGINNING
   OF THE YEAR OF DILUTIVE STOCK OPTIONS                                      4,955,137                         4,203,029

WEIGHTED AVERAGE SHARES ASSUMED REPURCHASED FROM
  ASSUMED PROCEEDS OF EXERCISES USING TREASURY STOCK
  METHOD (AVERAGE MARKET PRICE)                                              (3,798,232)                       (3,198,717)
                                                                             ----------                        ----------

NET PRO FORMA COMMON STOCK
   EQUIVALENT INCREMENTAL SHARES                                              1,156,905                         1,004,312

PERCENTAGE DILUTION FROM PRO FORMA COMMON
   STOCK EQUIVALENT INCREMENTAL SHARES                                              .67%                              .58%

TOTAL COMMON STOCK AND COMMON
   STOCK EQUIVALENTS                                                        172,615,613                       172,878,087

NET INCOME                                                                $ 155,404,742                     $ 141,695,055

PRO FORMA NET INCOME PER SHARE (INCLUDING DILUTIVE
   COMMON STOCK EQUIVALENTS)                                              $         .90                     $         .82